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                                                                EX. 10.27

Mr. Donald W. Kappauf
President and Chief Executive Officer
Teamstaff Inc.
300 Atrium Drive
Somerset, New Jersey 08873

         Re:      Engagement for Investment Banking Services

Dear Mr. Kappauf:

         We are pleased to set forth the terms of the retention of Donald & Co. Securities Inc. ("Donald") by Teamstaff Inc. (the "Company") pursuant to which Donald will serve as the Investment Bankers to the Company and provide the services as set forth below.

 1.    Services:

      (a)    General and Other Services:

             1)    Overall Strategic Planning (Short and Long Term Strategies).
             2)    Capital requirements studies.
             3)    Investor relations coordination.
             4)    Advisors to Management and the Board of Directors.
             5)    Search for Strategic Partners.

      (b)    Assist in Merger and Acquisition Transactions:

             1)    Strategic Acquisition Planning.
             2)    Identify target acquisitions.
             3)    Work with management in the due diligence process.
             4) Work with legal counsel on transaction structures and issues.
             5) Work with Company's accountants on financial/accounting matters relating to transaction.

 2.    Fees:

      (a) For Services provided in paragraphs 1(a) and (b) above the Company shall issue warrants for the purchase of Three Hundred and Fifty Thousand (350,000) shares of its common stock to Donald & Co. (the "Warrants"). The Warrants shall be exercisable for a period of three (3) years from the date of issuance, at a price equal to One Hundred and Ten (110%) Percent of the median of closing bid and asked prices for the common stock of the Company on the date of issuance. Donald shall have the right to transfer Fifty Thousand (50,000) of the Warrants to Raymond Skiptunis. The Warrants shall be issued and delivered to Donald & Co. within seven (7) business days of the execution of this Agreement by the Company. Donald shall be granted a continuing right for a period of three (3) years from the date of issuance of the Warrants, to "piggyback" the shares of common stock of the Company underlying the Warrants in any appropriate registration statement by which the Company registers its securities. Donald



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Mr. David W. Kappauf
May 25, 2000
Page 2


warrants and represents its understanding that the Warrants and the shares of common stock for which they are exercisable shall be subject to any reverse split of outstanding common stock undertaken by the Company following the date of this Agreement.

      (b) In the event that Donald serves as a Placement Agent for the Company: upon completion of any financing, whereby Donald acted as Placement Agent, the Company agrees to pay or cause to be paid to Donald a success fee to be negotiated at the time of the financing.

      (c)    For Services provided as Mergers and Acquisitions Advisors:

             1) The Company shall pay a fee to Donald equal to: three (3)% percent of the total consideration paid for any acquisition commenced during the term of this Agreement for which Donald participated in the identification of the merger or acquisition candidate, or joint venture or other business combination candidate (the "Acquisition Candidate"). For completed transactions in which Donald did not participate in the identification of the Acquisition Candidate, however structured and negotiated the transaction, then said fee shall be reduced to one (1%) percent of the total consideration paid; provided, however, that Donald shall not be entitled to a fee with respect to transactions in which Raymond James serves as the Company's advisor. Said fee shall be exclusive of any other fees due to Donald pursuant to paragraphs 2.(a) and (b) above.

             2) Such fees shall be earned if Donald participates in the consummating of a transaction within twelve (12) months from the date Donald last provided services relative to the Company.

3.    Expenses:

      The Company shall reimburse Donald within fifteen (15) days of invoice for any and all out-of-pocket expenses that directly relate to the services as described herein. Any expenses greater than $500 shall require previous verbal approval by the Company.

 4.   Indemnification

      The Company agrees to indemnify and hold harmless Donald, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls Donald within the meaning of Section l5 of the Act or Section 20(a) of the Securities Exchange Act of l934, as amended (the "Exchange Act"), against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Donald is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Donald's acting for the Company. Any conduct by Donald which is grossly negligent or which constitutes intentional misconduct is specifically excluded from this provision. Donald agrees to



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Mr. David W. Kappauf
May 25, 2000
Page 3


indemnify and hold harmless the Company, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Company on the same terms and conditions expressed in this Section against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements arising out conduct by Donald that is determined to be grossly negligent or constituting intentional misconduct.

      If any action, suit, proceeding or investigation is commenced, as to which Donald proposes to demand indemnification, it shall notify the Company with reasonable promptness, and the Company shall have the right to assume the defense of such action (provided, however, that any failure by Donald to notify the Company shall not relieve the Company from its obligations hereunder unless, and to the extent, such failure compromises or prevents the Company's defense of such action, suit, proceeding or investigation). Donald shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to Donald to have charge of the defense of such action or Donald shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Any such counsel of Donald shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Donald made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Donald, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to Donald of an unconditional release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Donald, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, Donald, on the other hand, and also the relative fault of the Company, on the one hand, and Donald, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

      The Company will promptly reimburse Donald and any other person indemnified hereunder for all reasonable legal and other expenses, as incurred, in connection with investigating, defending, or otherwise handling such loss, claim, damage, liability, fine, judgment, settlement, action, investigation or proceeding. Neither termination nor completion of the engagement of Donald referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect and this




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Mr. David W. Kappauf
May 25, 2000
Page 2



paragraph shall survive the termination of this Agreement.

 5.   Termination:

      Either party may terminate this agreement: (i) for cause at any time;
      (ii) for any reason effective forty-five (45) days after written notice of termination, provided, however, that (A) in no event shall the Company have the right to terminate this Agreement, other than for cause, prior to eighteen (18) months and (B) in no event shall Donald have the right to terminate this Agreement, other than for cause, prior to twelve (12) months. Notwithstanding termination, the Company's obligation shall continue as to all unpaid fees, and unreimbursed expenses still owing hereunder.

 6.   Governing Law:

      This Agreement shall be governed by and construed under the laws of the State of New York.

      If this letter is consistent with our understanding, please sign both copies of this letter and return one copy to me. It is a great pleasure to be working with you.

                                                DONALD & CO. SECURITIES INC.

                                           By:
                                              ------------------------------
                                              Stephen A. Blum, President

ACCEPTED AND AGREED TO:

      TEAMSTAFF INC.

By:
    --------------------------------
    Donald W. Kappauf, President and
         Chief Executive Officer

Date:
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